Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE
Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of September 18, 2020, by and among Olin Corporation, a Virginia corporation (“Parent”), Blue Cube Spinco LLC, a Delaware limited liability company (f/k/a Blue Cube Spinco Inc.) (the “Issuer”), the Subsidiaries of Parent listed on the signature pages hereto (each, a “Guaranteeing Subsidiary”) and U.S. Bank National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of October 5, 2015 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 10.00% Senior Notes due 2025 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.Guarantor. Each Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 11 thereof.

3.Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

7.Headings. The headings of the Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.
OLIN CHLORINE 7, LLC,
as a Subsidiary Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

BLUE CUBE OPERATIONS LLC,
as a Subsidiary Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

OLIN WINCHESTER, LLC,
as a Subsidiary Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Treasurer

PIONEER AMERICAS LLC,
as a Subsidiary Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

WINCHESTER AMMUNITION, INC.,
as a Subsidiary Guarantor

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

SUNBELT CHLOR ALKALI PARTNERSHIP,
as a Subsidiary Guarantor

By OLIN SUNBELT II, INC.,
as its managing partner

By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

[Signature Page to Second Supplemental Indenture (2025 Blue Cube Notes)]

Acknowledged by:
BLUE CUBE SPINCO LLC,
as Issuer
By:     /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

OLIN CORPORATION,
as Parent

By:     /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

[Signature Page to Second Supplemental Indenture (2025 Blue Cube Notes)]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

[Signature Page to Second Supplemental Indenture (2025 Blue Cube Notes)]